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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant                          /X/

Filed by a Party other than the Registrant       / /

Check the appropriate box

/ /         Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /         Definitive Proxy Statement

/X/         Definitive Additional Materials

/ /         Soliciting Material Under Rule 14a-12

                          Stratus Services Group, Inc.
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                (Name of Registrant as Specified in its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

Check the appropriate box

/X/         No fee required

/ / Fee computed on table below per Exchange Act Rules 14(a)(6)(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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4)    Proposed maximum aggregate value of transaction:

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5)    Total Fee Paid:

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____  Fee paid previously with preliminary materials

____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount previously paid:___________________________________________________

2)    Form, Schedule or Registration Statement No.______________________________

3)    Filing party:_____________________________________________________________

4)    Date Filed:_______________________________________________________________




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                                 ---------------

                          SUPPLEMENT TO PROXY MATERIAL
                                 ---------------

                          STRATUS SERVICES GROUP, INC.
                                 500 CRAIG ROAD
                                    SUITE 201
                           MANALAPAN, NEW JERSEY 07726

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 28, 2002

                                 ---------------

      The following information supplements, and should be read in conjunction with, the Proxy Statement (the "Proxy Statement") of Stratus Services Group, Inc. (the "Company") dated March 8, 2002. Copies of the Proxy Statement were previously furnished to stockholders of record as of March 5, 2002 (the "Record Date").

ADDITIONAL INFORMATION RELATING TO PROPOSAL TO APPROVE ISSUANCE OF FULL NUMBER OF SHARES OF COMMON STOCK UPON CONVERSION OF PREFERRED STOCK

      Under the terms of the Certificate of Designation, Preferences and Rights (the "Certificate of Designation") filed by the Company with the Secretary of State, State of Delaware in connection with the creation and issuance of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), the Company is required to redeem any shares of Preferred Stock outstanding on June 30, 2008 at a price equal to $3.00 per share plus all accumulated and unpaid dividends at a rate of 7% per annum. On March 13, 2002, the Company and the holders of the Preferred Stock agreed to an amendment of the Certificate of Designation which will permit the Company to pay the redemption price of the Preferred Stock through the issuance of shares of the Company's Common Stock. For purposes of determining the number of shares which the Company will be required to issue if it chooses to pay the redemption price in shares of Common Stock, the Common Stock will have a value equal to the average closing price of the Common Stock during the five trading days immediately preceding the date of redemption (the "Valuation Period").

      As of March 14, 2002, the closing price of the Common Stock on the OTC Bulletin Board was $.75. As a result, assuming (i) the Company redeems all 1,458,933 shares of Preferred Stock currently outstanding through the issuance of Common Stock, (ii) no dividends are paid on the Preferred Stock prior to redemption and (iii) an average market price of $.75 during the Valuation Period, the Company would be required to issue approximately 6,244,233 shares of Common Stock to the holders of the Preferred Stock upon redemption. To the extent that the market price of the Common Stock during the Valuation Period is greater than $.75 per share, the Company would issue less shares of Common Stock upon redemption. Conversely, if the market price of the Common Stock during the valuation period is less than $.75 per share, the

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Company would issue more shares upon redemption. The information set forth above is not intended to constitute a prediction as to the future market price of the Common Stock.

      As described in the Proxy Statement, the shares of Preferred Stock were issued in connection with the acquisition of a 26.3% interest in enterpriseAsia.com, a London AIM listed company. Approval of the issuance of the full number of shares of Common Stock upon conversion of the Preferred Stock is being sought to satisfy the stockholder approval requirements of the National Association of Securities Dealers, Inc. which provide that stockholder approval must be obtained in connection with the acquisition of the stock or assets of another company where, due to the present or potential issuance of common stock or securities convertible into common stock, (i) the common stock has or will have upon issuance voting power equal to 20% of the voting power outstanding before the issuance of the stock or securities convertible into common stock or
(ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

      A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE ISSUANCE OF THE FULL NUMBER OF SHARES OF COMMON STOCK UPON CONVERSION OF THE PREFERRED STOCK WILL CONSTITUTE A VOTE IN FAVOR OF AUTHORIZING THE ISSUANCE BY THE COMPANY OF THE FULL NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED BY THE COMPANY IN CONNECTION WITH THE REDEMPTION OF THE PREFERRED STOCK.

EXCHANGE AND CONVERSION OF 6% CONVERTIBLE DEBENTURES

      In March 2002, the Company entered into an agreement with the holder (the "Debenture Holder") of its outstanding 6% Convertible Debentures (the "Debentures") pursuant to which it issued to the Debenture Holder 231,300 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") in exchange for (i) $456,499 aggregate principal amount of Debentures, (ii) the cancellation of a $400,000 promissory note previously issued by the Company to the Debenture Holder and (iii) $300,000 in cash. In addition, the Debenture Holder converted, between January 2002 and March 2002, $643,501 principal amount of Debentures into 1,736,979 shares of Common Stock. As a result of these transactions, there are no Debentures currently outstanding.

      The shares of Series B Preferred Stock have a stated value of $5 per share. Holders of the Series B Preferred Stock are entitled to cumulative dividends at a rate of 6% of the stated value per annum, payable when and as declared by the Board of Directors. Dividends may be paid in cash or, at the option of the Company, in shares of Common Stock, under certain circumstances. Holders of Series B Preferred Stock are entitled to a liquidation preference of $5.00 per share plus accrued dividends. The Series B Preferred Stock is convertible into shares of Common Stock at the option of the holder at any time. The number of shares of Common Stock into which each share of Series B Convertible Preferred Stock is convertible is determined by dividing the aggregate liquidation preference of the shares being converted by the lesser of
(i) $4.65 or (ii) 75% of the average closing price of the Common Stock during the five (5) days preceding the date of conversion.

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      If the Company's Common Stock is reinstated for trading on the Nasdaq
Stock Market, the Company will be required to seek approval from its stockholders of a proposal to approve the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the limits imposed by the rules of the Nasdaq Stock Market, if applicable.

OTHER INFORMATION

      This Supplement to Proxy Material does not in any way affect any proxy that was previously submitted. Any proxy previously submitted by a stockholder will be voted in accordance with the stockholder's instructions. No further action is required by a stockholder who has already voted by proxy and who does not wish to change the prior vote. A stockholder who wishes to change a prior vote may revoke the prior proxy by (i) filing written notice of the revocation of the proxy bearing a later date than the original proxy with the Secretary of the Company at or before the date of the annual meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the date of the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Stratus Services Group, Inc., 500 Craig Road, Suite 201, Manalapan, New Jersey 07726-8790,
Attention: Corporate Secretary.

                                 MARCH 15, 2002






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